EX-35.4
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.


Morgan Stanley Capital I Inc.
1585 Broadway
New York, NY 10036


RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, National Association ("Wells Fargo"), hereby certifies as follows for the calendar year 2007 or applicable portion thereof (the "Reporting Period"):

(a) a review of Wells Fargo's activities as Master Servicer, Trustee and/or Paying Agent under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the Reporting Period.


March 1, 2008

/s/ Judith Rishel
JUDITH RISHEL
Vice President


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.

Schedule A

List of Servicing Agreement(s) and Series

 1 Pooling and Servicing Agreement for Morgan Stanley Capital I Inc., Commercial
   Mortgage Pass-Through Certificates, Series 2007-IQ15, Wells Fargo Bank, N.A. as Trustee

 2 Pooling and Servicing Agreement for Morgan Stanley Capital I Inc., Commercial
   Mortgage Pass-Through Certificates, Series 2007-IQ16, Wells Fargo Bank, N.A. as Paying Agent

 3 Pooling and Servicing Agreement for Morgan Stanley Capital I Inc., Commercial
   Mortgage Pass-Through Certificates, Series 2007-TOP25, Wells Fargo Bank, N.A. as Paying Agent

 4 Pooling and Servicing Agreement for Morgan Stanley Capital I Inc., Commercial
   Mortgage Pass-Through Certificates, Series 2007-HQ12, Wells Fargo Bank, N.A. as Paying Agent

 5 Pooling and Servicing Agreement for Morgan Stanley Capital I Inc., Commercial
   Mortgage Pass-Through Certificates, Series 2006-TP23, Wells Fargo Bank, N.A. as Master Servicer and Paying Agent, as applicable

6 Pooling and Servicing Agreement for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TP21, Wells Fargo Bank, N.A. as Paying Agent

 7 Pooling and Servicing Agreement for Morgan Stanley Capital I Inc., Commercial
   Mortgage Pass-Through Certificates, Series 2007-TOP27, Wells Fargo Bank, N.A. as Paying Agent

 8 Pooling and Servicing Agreement for Morgan Stanley Capital I Inc., Commercial
   Mortgage Pass-Through Certificates, Series 2006 IQ12, Wells Fargo Bank, N.A. as Trustee

9 Pooling and Servicing Agreement for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-HQ13, Wells Fargo Bank, N.A. as Trustee and Paying Agent, as applicable

10 Pooling and Servicing Agreement for Citigroup Commercial Mortgage Trust,
   Commercial Mortgage Pass-Through Certificates, Series 2006-C5, Wells Fargo Bank, N.A. as Trustee

11 Pooling and Servicing Agreement for Morgan Stanley Capital I Inc., Commercial
   Mortgage Pass-Through Certificates, Series 2006-HQ10, Wells Fargo Bank, N.A. as Paying Agent